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                                                               Exhibit 10.4(a)


                               1995 LOAN AGREEMENT

This 1995 Loan Agreement ("1995 Agreement") is made and entered into effective as of the 1st day of January, 1995 by and between:

ROYAL SONESTA, INC., a Louisiana corporation having its principal place of business in New Orleans, Louisiana, TIN #72-0803191, herein represented by its undersigned officer, duly authorized and acting pursuant to resolutions of its Board of Directors, a certified copy of which is annexed hereto ("Borrower");

                                       and

HIBERNIA NATIONAL BANK, a national banking association, organized and existing under the laws of the United States of America, and domiciled in the Parish of Orleans, State of Louisiana, with its principal office at 313 Carondelet Street, New Orleans, Louisiana 70130, TIN #72-0210640, represented herein by its duly authorized undersigned officer ("Bank");

                                       and

SONESTA INTERNATIONAL HOTELS CORPORATION, a New York corporation having its principal place of business in Boston, Massachusetts, TIN #135648107, herein represented by its undersigned officer, duly authorized and acting pursuant to resolutions of its Board of Directors ("Guarantor").

                              W I T N E S S E T H:

WHEREAS, Borrower, Bank and Guarantor previously entered into a Loan Agreement originally dated October 15, 1984, which Loan Agreement was amended March 16, 1987, August 7, 1989, August 31, 1990, December 31, 1990 and December 23, 1991,
and renewed and extended effective December 30, 1992 (collectively "Loan Agreement"); and

WHEREAS, Borrower and Guarantor have requested that Bank renew and extend credit to Borrower in accordance with the particulars as set forth hereinafter; and

WHEREAS, subject to the terms and conditions hereinafter set forth, Bank is willing to extend credit to Borrower as hereinafter set forth.

NOW, THEREFORE, in order to carry out and set forth the desired renewal and extension of credit and, in consideration of the mutual benefits received or to be received by each of them, Borrower, Guarantor and Bank do hereby covenant and agree as follows:
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                                   ARTICLE I.

                             DEFINITIONAL PROVISIONS

     1.1 TERMS DEFINED ABOVE. As used in this 1995 Agreement, the terms "Borrower", "Bank", "Guarantor" and "1995 Agreement" shall have the meanings indicated above.

     1.2 DEFINITIONS. As used in this 1995 Agreement, the following terms shall have the following meanings:

          "AFFILIATE" shall mean any entity directly or indirectly controlled by Guarantor.

          "AMENDMENT TO COLLATERAL LEASEHOLD MORTGAGE" shall mean the amendment to Collateral Leasehold Mortgage and Collateral Chattel Mortgage amending the Collateral Leasehold Mortgage executed by Borrower on October 15, 1984.

          "ARTICLES OF INCORPORATION" shall mean the instrument dated January 5, 1977, filed with the Louisiana Secretary of State in Record of Charters Book 317.

          "ASSIGNMENT OF SUBLEASES AND OPERATING AGREEMENTS" shall mean the assignment dated October 15, 1984 by which Borrower assigned to Bank the subleases and operating agreements identified therein.

          "BANK'S COUNSEL" shall mean Chaffe, McCall, Phillips, Toler & Sarpy, L.L.P.

          "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Louisiana.

          "BYLAWS" shall mean the regulations, ordinances, rules or laws adopted by Borrower for its government.

          "CAPITAL EXPENDITURES" shall mean, collectively, on a consolidated basis for Borrower: (a) the aggregate expenditures for fixed assets; and (b) Capitalized Lease Obligations.

          "CAPITAL LEASE" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, either be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to said balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.


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

          "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "CLOSING DATE" shall be a date designated by Bank's Counsel which shall be on or before October 21, 1994. Bank's Counsel shall give 3 days prior notice of the Closing Date.

          "COLLATERAL LEASEHOLD MORTGAGE" shall mean the Collateral Mortgage of Leasehold Interest and Collateral Chattel Mortgage as amended by the Amendment to Collateral Leasehold Mortgage and executed by Borrower to secure the Collateral Leasehold Mortgage Note, which mortgage is dated the 16th day of August, 1983, and was amended October 15, 1984 and encumbers the Property and improvements thereon.

          "COLLATERAL LEASEHOLD MORTGAGE NOTE" shall mean the collateral mortgage note executed by Borrower, dated the 16th day of August, 1983, and payable to Bearer in the sum of SEVENTEEN MILLION AND NO/100 ($17,000,000.00) DOLLARS, paraphed for identification with the Collateral Leasehold Mortgage and with the Act of Purchase and Assignment Agreement, and delivered in pledge by Borrower to Bank as security for the Loan as well as any and all other indebtedness.

          "COLLATERAL PLEDGE AGREEMENT" shall mean the pledge agreement dated October 15, 1984 by which Borrower pledges to Bank the Collateral Leasehold Mortgage Note, as acknowledged and reaffirmed by the Acknowledgment of Continued Pledge of Collateral Mortgage Note dated December 28, 1992 and as further reaffirmed by the Acknowledgment of Continued Pledge of Collateral Mortgage Note dated as of the Effective Date.

          "COMMITMENT TERMINATION DATE" shall mean January 1, 1998.

          "CONTINUING GUARANTY" shall mean the continuing guaranty of the Guarantor in favor of Bank dated October 15, 1984 which Continuing Guaranty was Restated and Reaffirmed effective December 30, 1992 and which is being Restated and Reaffirmed as of the Effective Date.

          "DEBT" shall have the meaning assigned to it in Section 2.1(b).

          "EFFECTIVE DATE" shall mean January 1, 1995.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


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          "EVENT OF DEFAULT" shall mean any of the events or occurrences as set forth in Article VIII, Section 8.1 of this 1995 Agreement.

          "FINANCIAL STATEMENTS" shall mean the financial statements referred to in Article VI, Section 6.2.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

          "GOVERNMENTAL AUTHORITY" shall mean any municipal, parish, state or federal governmental authority having jurisdiction over the Property, the Borrower or the Guarantor.

          "INDEBTEDNESS" shall mean any and all amounts owed or to be owed by Borrower or Guarantor to Bank in connection with this 1995 Agreement, the Guaranty, and all other liabilities of Borrower or Guarantor to Bank from time to time existing, including without limitation the 1995 Agreement, whether in connection with this or other transactions.

          "INTEREST PAYMENT DATE" shall mean the last day of March, June, September and December.

          "INTEREST RATE" shall mean interest equal to the Prime Rate of Citibank, N.A. plus 3/4% (floating daily).

          "LEASE" shall mean the lease dated December 12, 1967 registered in COB 683D, folio 40, Orleans Parish as amended, granting the leasehold interest.

          "LEASEHOLD INTEREST" shall mean Borrower's interest in the Property under the Lease.

          "LOAN AGREEMENT" shall mean the Loan Agreement dated October 15, 1984 as amended on March 16, 1987, August 7, 1989, August 31, 1990, December 31, 1990, December 23, 1991 and December 30, 1992.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, operations, financial condition of Borrower or Guarantor taken as a whole, Borrower's and Guarantor's collective ability to pay the Obligations in accordance with the terms thereof, the Collateral or the Bank's Lien or the priority of any such Lien (except as otherwise provided in the Security Instruments).

          "MAXIMUM REVOLVING CREDIT LOAN AMOUNT" shall mean the sum of Five Million and No/100 ($5,000,000.00) Dollars.


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          "NET INCOME" shall mean Borrower's net income before payment of interest and federal and state income taxes.

          "NOTE" shall mean the Revolving Credit Note.

          "OBLIGATIONS" shall mean all Indebtedness, loans, advances, debts, liabilities, and obligations, for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Borrower to Bank, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under any of the Security Instruments. This term includes, without limitation, all interest, charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Security Instruments.

          "OPERATING CASH FLOW" shall mean income before taxes plus depreciation plus other non-cash expenses, minus Capital Expenditures and excluding extraordinary items.

          "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity or relationship.

          "PRIME RATE" shall mean that rate or index which shall be established by Citibank, N.A. from time to time, as its "prime rate", or equivalent term, but is not necessarily the lowest or best rate of interest which that institution may at any time charge any of its customers.

          "PROPERTY" shall mean Borrower's leasehold interest as lessee under the Lease.

          "REVOLVING CREDIT ADVANCE" shall have the meaning assigned to it in section 2.1(a) hereof.

          "REVOLVING CREDIT LOAN" shall mean the aggregate amount of Revolving Credit Advances outstanding at any time up to the maximum of the Maximum Revolving Credit Loan Amount.

          "REVOLVING CREDIT NOTE" shall have the meaning assigned to it in
          Section 2.1(b) hereof.

          "SECURITY INSTRUMENTS" shall mean the agreements or instruments described or referred to in Article III hereof, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower in connection with, or as security for the payment or performance of the Note or this 1995 Agreement.

          "TANGIBLE NET WORTH" shall mean the amount by which (a) the amount included under total stockholders' equity on the balance sheet exceeds
          (b) the sum of the following amounts as included on such balance sheet: (i) any unamortized debt discount and


                                       -5-
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          expense, (ii) any cost of investments in excess of net assets acquired at the time of acquisition, (iii) any patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses, and (iv) any other intangible assets.

     1.3  OTHER DEFINITIONAL PROVISIONS.

     (a) All terms defined in this 1995 Agreement shall have the defined meanings when used in the Revolving Credit Note or in any certificates or other documents made or delivered pursuant hereto unless the context shall otherwise require.

     (b) Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Likewise, the definition of words used in the singular herein shall also apply to such words when used in the plural and vice versa, unless the context shall otherwise require.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this 1995 Agreement shall refer to this 1995 Agreement as a whole and not to any particular provision of this 1995 Agreement.

     (d) Section, subsection, schedule and exhibit references are to this 1995 Agreement unless otherwise specified.

                                   ARTICLE II.

                           AMOUNT AND TERMS OF CREDIT

     2.1  REVOLVING CREDIT ADVANCES.

     (a) Upon and subject to the terms and conditions herein, Bank agrees to make available, at any time from time to time on any Business Day until the Commitment Termination Date, upon the request of Borrower therefor, advances (each, a "Revolving Credit Advance") in an aggregate amount outstanding which shall not at any given time exceed the Maximum Revolving Credit Loan Amount. In the event the Revolving Credit Loan exceeds the Maximum Revolving Credit Loan Amount, Borrower shall pay to Bank sufficient sums to reduce the Revolving Credit Loan to the Maximum Revolving Credit Loan Amount. Subject to the provisions of Section 2.2 hereof and until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 2.1(a) up to the Maximum Revolving Credit
Loan Amount. Each Revolving Credit Advance shall be made on notice, given no later than 11:00 A.M. (New Orleans time) on the Business Day of the proposed Revolving Credit Advance, by Borrower to Bank. Each such notice
(a "Notice of Revolving Credit Advance") shall be in writing or by telephone to Bank and such requests shall be fully authorized by Borrower if made by any one of the persons designated hereinbelow. Bank shall, before 5:00 P.M. (New Orleans time) on the date of the proposed


                                       -6-
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Revolving Credit Advance, upon fulfillment of the applicable conditions set forth in Section 3, wire to a bank designated by the Borrower and reasonably acceptable to Bank the amount of such Revolving Credit Advance. Bank shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number hereinafter set forth opposite his name.

     The persons who are authorized by Borrower to make personal, written, or telephonic requests of Bank for reborrowing are the following persons:

NAME, TELEPHONE NUMBER
     AND ADDRESS                             TITLE
----------------------                       -----

Roger P. Sonnabend                           Chairman of the Board
617 421-5400
Sonesta International Hotels Corporation
200 Clarendon St.
Boston, MA 02116

Peter J. Sonnabend                           Vice-President & Secretary
617 421-5400
Sonesta International Hotels Corporation
200 Clarendon St.
Boston, MA 02116

Boy van Riel                                 Vice President & Treasurer
617 421-5400
Sonesta International Hotels Corporation
200 Clarendon St.
Boston, MA 02116

     (b) The Revolving Credit Loan made by Bank shall be evidenced by a promissory note in the amount of $5,000,000.00 to be executed, dated and delivered by Borrower at the time of this 1995 Agreement, the form of which is attached hereto and made a part hereof as Exhibit A with the blanks appropriately filled in conformity herewith (the "Revolving Credit Note"). The Revolving Credit Note shall be payable to the order of Bank and shall represent the obligation of Borrower to pay the amount of the Maximum Revolving Credit Loan Amount or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Bank to Borrower with interest thereon as prescribed in
Section 2.5 (the "Debt"). The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Bank, which books and records shall constitute PRIMA FACIE evidence of the accuracy of the information therein recorded.

     (c) Borrower shall be able to borrow and Bank agrees to lend an amount the sum of which may be a maximum of the Maximum Revolving Credit Loan Amount.


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     (d)  Borrower shall bring the outstanding balance of the Revolving Credit
Loan to equal to or less than $1,000,000.00 for thirty (30) consecutive calendar days in each twelve month period during the life of the Loan.

     (e) All reborrowings and/or prepayments shall be in the amount of Fifty Thousand ($50,000.00) Dollars or multiples thereof.

     2.2 OPTIONAL PREPAYMENT: PREPAYMENT PREMIUM. Borrowers shall have the right at any time to voluntarily prepay the Revolving Credit Loan in whole or in part, without premium or penalty. At any time that Borrower has paid the Revolving Credit Loan in full and there are no outstanding fees or sums due under the Revolving Credit Loan, Borrower shall have the right of canceling this 1995 Agreement by giving five (5) days prior written notice to Bank.

     2.3 USE OF PROCEEDS. The proceeds of the Revolving Credit Loan shall be used for general corporate purposes of the Borrower or the Guarantor, including without limitation such legal uses that may arise in the ordinary course of business.

     2.4 SINGLE LOAN. The Debt and all of the other Obligations of Borrower arising under this 1995 Agreement and the other Security Instruments shall constitute one general obligation of Borrower secured by all of the Security Instruments. The entire unpaid balance of the Revolving Credit Loan shall be due and payable on the Commitment Termination Date.

     2.5 INTEREST. The Revolving Credit Note shall bear interest on the outstanding principal balance at the Interest Rate.

     The Interest Rate on the Revolving Credit Note shall be adjusted from time to time on and as of the effective date of any change in the Prime Rate, and interest shall be assessed on a simple interest basis utilizing a 360-day daily interest factor over the number of days in a calendar year. Interest shall be payable quarterly in arrears on the last day of March, June, September and December of each year, and at the Commitment Termination Date (whether by acceleration or otherwise) ("Interest Payment Date").

     2.6 COMMITMENT TERMINATION DATE. The entire unpaid principal balance plus all accrued interest and any unpaid late charges and fees shall be due and payable in full on the Commitment Termination Date.

     2.7 COMMITMENT FEE. Borrower shall pay Bank a commitment fee on the Interest Payment Date on the undisbursed portion of the Revolving Credit Loan in an amount equal to one-half (1/2%) percent per annum of the undisbursed portion ("Undisbursed Commitment Fee").

     2.8 RECEIPT OF PAYMENTS. Borrower shall make each payment under this 1995 Agreement not later than 2:00 P.M. (New Orleans time) on the day when due in lawful money of the United States of America in immediately available funds to Bank.

     2.9 APPLICATION OF PAYMENTS. Payments shall be applied in the following order: (i) to the then due and payable fees and expenses; (ii) to the then due and payable interest payments on the Revolving Credit Loan; and (iii) to the then due and payable principal payments on the Revolving Credit Loan. Bank is authorized to, and at its option may, make advances on behalf of Borrower for payment of all fees, including attorney fees and the Undisbursed Commitment Fee, expenses, charges, costs, principal and interest incurred by Borrower hereunder. Such advances shall be made when and as Borrower fails to promptly pay such fees, expenses, charges, costs, principal and interest and, at Bank's option and to the extent permitted by law, shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder.

     2.10 INDEMNITY. Borrower shall indemnify and hold Bank harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by Bank as the result of its having entered into any of the Security Instruments or extended credit hereunder; provided, HOWEVER, that Borrower shall not be liable for such indemnification to Bank to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from Bank's gross negligence or willful misconduct.

     2.11 ACCESS. Bank and any of its officers, employees and/or agents shall have the right, exercisable as frequently as Bank determines to be appropriate, during normal business hours (or at such other times as may reasonably be requested by Bank), to inspect the properties and facilities of Borrower and to inspect, audit and make extracts from all of Borrower's records, files and books of account. Borrower and Guarantor shall deliver any document or instrument reasonably necessary for Bank to obtain records from any service bureau maintaining records for Guarantor and Borrower and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by Borrower. Borrower and Guarantor shall instruct their banking and other financial institutions to make available to Bank such information and records as Bank may reasonably request.

                                  ARTICLE III.

                              SECURITY INSTRUMENTS

     3.1 As security for the Revolving Credit Loan, Borrower has heretofore furnished to Bank the following Security Instruments each duly and validly executed and each in form and substance satisfactory to Bank, and in sufficient executed counterparts for recording purposes:

     (a)  Collateral Leasehold Mortgage Note and Collateral Leasehold Mortgage;

     (b) Collateral Pledge Agreement executed by Borrower pledging the Collateral Leasehold Mortgage Note to Bank;

     (c) Continuing Guaranty executed by Guarantor in the amount of NINE MILLION AND NO/100 ($9,000,000.00) DOLLARS;

     (d)  Assignment of Subleases and Operating Agreements.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

     4.1 In order to induce Bank to renew and extend the Loan Agreement, Borrower and Guarantor hereby represent, warrant and covenant to Bank as follows:

     (a) STATUS OF B0RROWER AND GUARANTOR. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Louisiana. Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. Both Borrower and Guarantor have all requisite corporate power and authority to carry on their respective businesses as now conducted and propose to be conducted and to own and operate their properties. Borrower and Guarantor are licensed or qualified as foreign corporations where the conduct of their business or the ownership of their properties requires such licensing or qualification.

     (b) NO LEGAL BAR OR RESULTANT LIEN. The Loan Agreement, as renewed and extended by this 1995 Agreement, the Revolving Credit Note, the Security Instrument and all other documents which have been or which were executed by Borrower and/or Guarantor in connection with the Loan Agreement or are to be executed in connection with the 1995 Agreement do not and will not violate the Borrower's or the Guarantor's Articles of Incorporation or their Bylaws, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or Guarantor is subject, or any indenture, mortgage, deed of trust, credit agreement, lease or other instrument to which Borrower or Guarantor or any of their property is bound, and do not conflict with or result in a breach of or constitute a default under any such instrument, or result in the creation or imposition of any lien upon the Property other than those contemplated by this 1995 Agreement.

     (c) REPORTS/FINANCIAL STATEMENTS. All information, reports, papers, financial statements and data given by Borrower and Guarantor to Bank pursuant to this 1995 Agreement, or otherwise provided, were prepared in accordance with GAAP to the extent applicable and are complete, accurate and correct in all material respects. There are no known material contingent liabilities of Borrower or Guarantor not reflected in the Financial Statements, nor has there been any adverse material change in Borrower's or Guarantor's condition since December 31, 1993. In addition, no information, exhibit or report furnished by Borrower or Guarantor to Bank in connection with the negotiation of this 1995 Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (d) DEFAULTS. Neither Borrower nor Guarantor is in default, in any respect which materially and adversely affects their business, properties, operations or condition, financial or otherwise, under any indenture, mortgage, deed of trust, contract, agreement or other instrument to which Borrower or Guarantor is a party or by which they are bound, nor, in any respect which materially and adversely affects their business, properties, operations or condition, financial or otherwise any order, writ, injunction, judgment, decree or any statute, rule or regulation, except as disclosed to Bank in writing.

     (e) TAXES/GOVERNMENTAL CHARGES. With immaterial exceptions (no such exceptions being known to Borrower or Guarantor) Borrower and Guarantor have filed or caused to be filed all federal, state and local tax returns and reports required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied upon Borrower or Guarantor or their properties or income, which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

     (f) BORROWER'S TITLE. Borrower has good and merchantable title to all leases affecting the Property to which it is a party as lessee including the leasehold interest subject to the Collateral Leasehold Mortgage, free and clear of all liens and encumbrances, and Borrower has not conveyed or encumbered, as of the date hereof, said leasehold interest in any way, except pursuant to the Collateral Leasehold Mortgage which ranks as a first mortgage on the leasehold interests mortgaged therein. None of such leases contains any provision restricting the incurrence of indebtedness by Borrower.

     (g) SUITS. There are no actions, suits or proceedings pending, at law or in equity, or before any Governmental Authority, or, to the knowledge of Borrower or Guarantor, threatened against Borrower or Guarantor or any of Borrower's or Guarantor's property, or to the knowledge of Borrower or Guarantor involving the validity or enforceability of the Collateral Leasehold Mortgage, or the priority of the liens thereof, which, if successful, would have a Material Adverse Effect.

     (h) GOVERNMENTAL CONSENT, ETC. Neither Borrower nor Guarantor is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with any Governmental Authority or Persons in connection with the execution or delivery of the Revolving Credit Note pursuant hereto, or in connection with the execution and delivery of the Security Instruments or the granting of the security interests pursuant thereto other than routine periodic filings with Governmental Authorities, which filings have been or shall be duly made by the Borrower and Guarantor.

     (i) PATENTS, TRADEMARKS. Borrower owns, possesses or has the right to use all the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect to its business which the failure to so own or possess might have a Material Adverse Effect.

     (j) OTHER AGREEMENTS. Neither Borrower nor Guarantor is a party to any contract or agreement made other than in the ordinary course of business which, in the opinion of Borrower or Guarantor have a Material Adverse Effect.

     (k) NO OFFER. Neither the Borrower nor anyone acting on its behalf has directly or indirectly offered the Revolving Credit Note thereof or any similar securities for sale to or solicited any offer to buy any of the same from anyone other than Bank.

     (l) BROKERS, ETC. Borrower has not dealt with any broker, finder, commission agent or other similar person in connection with the Revolving Credit Loan or the transactions contemplated by this 1995 Agreement.

     (m) FRANCHISES, LICENSES, ETC. Borrower and Guarantor have all necessary franchises, permits, licenses and other rights necessary in connection with the conduct of their business.

     (n) REGULATION U, ETC. Borrower neither owns nor has any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (therein called "margin stock"). If requested by Bank the Borrower will furnish promptly to Bank a statement in conformity with the requirements of Federal Reserve Form U-1. For purposes of this representation, shares of stock of Borrower are not deemed to be margin stock.

     (o) EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. Neither Borrower nor Guarantor has incurred (i) any material accumulated funding deficiency within the meaning of ERISA, or (ii) any material liability to the Pension Benefit Guaranty Corporation established under the Act (or any successor thereto) in connection with any employee benefit plan established or maintained by either of them, nor has Borrower or Guarantor had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code. To Borrower's and Guarantor's knowledge, no prohibited transaction within the meaning of such Section 4975 has occurred with respect to any employee benefit plan established or maintained by the Borrower.

     (p) BINDING OBLIGATIONS. The execution, delivery and performance of this 1995 Agreement, and all other documents executed or to be executed by Borrower and Guarantor have been duly authorized by all necessary corporate action and constitute valid and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms.

     (q) CONTINUING GUARANTY. The Continuing Guaranty secures all amounts heretofore advanced by Bank to Borrower and will secure any and all amounts advanced by Bank to Borrower pursuant to the terms of this 1995 Agreement, up to a maximum amount of $9,000,000.00, together with all fees and charges thereon.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

     5.1 CONDITION TO LOAN. Notwithstanding any provision of this 1995 Agreement and without affecting in any manner the rights of Bank hereunder, unless and until the hereinbelow set forth conditions are satisfied and there shall have been delivered to Bank evidence in form and substance satisfactory to Bank, Borrower shall have no rights to obtain any advances of the Revolving Credit Loan and Bank shall not be obligated to fund the Revolving Credit Loan hereunder, the conditions being the receipt by Bank of the following:

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of Borrower and Guarantor set forth in this 1995 Agreement, in the Security Instruments and in any other documents furnished to Bank heretofore or in connection herewith, to the extent they apply, shall be true and correct as of this date and with the same effect as though such representations, warranties and covenants had been made on and as of such date.

     (b)  DOCUMENTS TO BE EXECUTED AND DELIVERED.

          (i) Borrower shall have duly and validly issued, executed and delivered to Bank
                (a)  the Revolving Credit Note,
                (b)  the 1995 Agreement,
                (c)  Reaffirmation of Pledge of Collateral Leasehold Mortgage
                     Note,
                (d)  Corporate Resolutions,
          (ii)  Guarantor shall have executed the
                (a)  1995 Agreement,
                (b)  Corporate Resolutions, and
                (c)  Guaranty, and
          (iii) Borrower and Guarantor shall have executed the Security Instruments which may be necessary to secure the Revolving Credit Loan and shall have delivered all of the above referenced documents and the Security Instruments to the Bank.

     (c) LANDLORD'S ESTOPPEL CERTIFICATE. Borrower shall have delivered an estoppel certificate from Aetna Life Insurance Company, Landlord under the Lease, verifying that (i) the Lease is in full force and effect, (ii) Borrower is not in default of any of the terms of the Lease, and that rent has been paid to date, and (iii) Landlord will use its best efforts to deliver to Bank a copy of any notice of default sent in accordance with the Lease to Borrower.

     (d) PAYMENT OF TAXES. Borrower shall deliver to Bank proof of payment of all personal property and all franchise taxes.

     (e) INSURANCE AND EXTERMINATION CONTRACT. Bank shall have been furnished with duplicate insurance policies or certificates of insurance evidencing that Borrower maintains the insurance coverage described in this 1995 Agreement and with an extermination contract complying with the requirements of Section 6.15 hereof.

     (f) NO DEFAULT. At the time of this 1995 Agreement or the funding of the Revolving Credit Note, no Event of Default shall have occurred and be continuing, and there shall not have occurred any condition, event or act which constitutes or with notice or lapse of time (or both) would constitute an Event of Default in this 1995 Agreement, in the Lease, or in any other agreement which would have a Material Adverse Effect.

     (g) NO MATERIAL ADVERSE CHANGES. Prior to the execution of this 1995 Agreement and of the Revolving Credit Note, there shall not have occurred, in the sole opinion of Bank, any material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operation, affairs or circumstances of Borrower from those reflected in the financial statements or by the facts warranted or represented in any Security Instrument or this 1995 Agreement.

     (h) COUNSEL FOR BANK. All legal matters incident to the transactions herein contemplated shall be satisfactory to Bank's Counsel.

     (i) OPINIONS. Bank shall have received the favorable opinion of Peter J. Sonnabend, Esq., or such other counsel for Borrower and for the Guarantor as Bank may require, dated as of the Closing Date and in form attached hereto as Exhibit B.

     (j) RESOLUTIONS. Borrower and Guarantor shall have delivered to Bank resolutions of the boards of directors of Borrower and Guarantor, certified by the Secretary or Assistant Secretary of Borrower and Guarantor, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this 1995 Agreement and (ii) specific officers to execute and deliver this 1995 Agreement and the Revolving Credit Note and any other required documents.

     (k) OUTSIDE COUNSEL FEES. Payment by Borrower of all reasonable fees and expenses of Bank's outside counsel, Chaffe, McCall, Phillips, Toler & Sarpy, L.L.P.

     (l) CERTIFICATE OF INCUMBENCY. Certificates of the Secretary or an Assistant Secretary of Borrower and Guarantor, dated the Closing Date, as to the incumbency and signatures of the officers of Borrower and Guarantor executing this 1995 Agreement, the Revolving Credit Note, any of the required documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (m) APPRAISAL. Bank shall receive an updated MAI appraisal of the Leasehold Interest of Borrower, at Borrower's expense, which appraisal is satisfactory to Bank in its sole unconditional determination. Said appraisal must be received by the Bank on or before the Closing Date. In the event the appraisal is either (i) not timely received (time being of the essence) or (ii) is unsatisfactory to Bank, this 1995 Agreement shall terminate and be of no further force and effect and Borrower shall have no further rights hereunder.

     (n) INSPECTION AND INSPECTION FEE. Bank's inspector shall perform inspections annually, to be billed to and paid for by Borrower upon completion of each inspection.

                                   ARTICLE VI.

                              AFFIRMATIVE COVENANTS

     6.1 OBLIGATION FOR COSTS. Borrower will promptly pay or will cause to be paid all reasonable legal costs and fees incurred by Bank in connection with the preparation of this 1995 Agreement and any and all Security Instruments contemplated hereby (including any amendments). Borrower will, upon request, promptly reimburse Bank for all amounts expended, advanced or incurred by Bank
(i) to satisfy any obligation of Borrower under this 1995 Agreement or any other Security Instrument, or to protect the Property of Borrower, or (ii) after an Event of Default to collect the Revolving Credit Note or to enforce the rights of Bank under this 1995 Agreement or any other Security Instruments, which amounts will include all court costs, reasonable fees of attorneys, auditors and accountants, and investigation expenses incurred by Bank in connection with any such matters, together with interest.

     6.2 FINANCIAL STATEMENTS. Borrower and Guarantor will maintain their financial reporting in accordance with GAAP consistently applied, and Borrower and Guarantor will furnish or cause to be furnished to Bank the following reports:

     (a)  ANNUAL REPORTS.  As soon as available and in any event within ninety
(90) days in the case of consolidated statements and one hundred twenty (120) days in the case of consolidating statements, in each case after the end of each fiscal year, (i) audited financial statements of Borrower's operation of the Property which shall contain statements of sources and uses of funds and (ii) audited consolidated and consolidating financial statements of Guarantor together with all notes thereto, prepared in reasonable detail and in accordance with GAAP consistently applied and duly certified by a certified independent public accountant of national standing who shall be selected by Borrower and the Guarantor, as the case may be, and shall be acceptable to Bank, which statements shall be accompanied by a statement of such accountants that the examination made by them in certifying such statements did not disclose the existence of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or, if an Event of Default is disclosed, a statement specifying the nature and period of existence of an Event of Default.

     (b) QUARTERLY REPORTS. As soon as reasonably possible, and in any event within forty-five (45) days after the end of the first three calendar quarters in each fiscal year, consolidated financial statements of Borrower and Guarantor prepared in reasonable detail and in accordance with GAAP and certified by the chief financial officer of Borrower and Guarantor, which statements shall contain balance sheets as of the end of such accounting period, statements of profit and loss for the period from the beginning of the fiscal year to the end of such calendar quarter, and statements of sources and uses of funds.

     (c) MONTHLY REPORT. As soon as reasonably possible, and in any event within thirty (30) days after the end of each calendar month in each fiscal year, financial statements of Borrower prepared in reasonable detail and in accordance with GAAP and certified by the local comptroller of Borrower, which statements shall contain statements of profit and loss for the period from the beginning of such month and such fiscal year to the end of such calendar month.

     (d) OFFICER'S CERTIFICATE. With each report submitted pursuant to Section 6.2(a) and (b) Borrower and Guarantor shall provide to Bank a Chief Financial Officer's Certificate substantially in the form of Exhibit C attached hereto.

     (e)  ADJUSTMENT COMPUTATIONS.  With each report submitted pursuant to
Section 6.2(a) and (b), a schedule in form and scope satisfactory to Bank, certified by the principal financial officer of the Borrower and the Guarantor, setting forth data sufficient to demonstrate compliance by the Borrower and Guarantor with this 1995 Agreement.

     (f) SCHEDULE OF INSURANCE. With each report submitted pursuant to Section 6.2(a), a schedule setting forth data sufficient to demonstrate compliance with
Section 6.6, which schedule shall include the name of the insurer, the amount and nature of the coverage and the party named as loss payee under each insurance policy in force as at the end of the Borrower's most recent fiscal year.

     6.3 CORPORATE MATTERS. Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect Borrower's corporate existence, will maintain and preserve in full force and effect all rights, licenses, patents and franchises material to Borrower's business, and will comply with all applicable laws and regulations having a material effect on its business.

     6.4 MAINTENANCE OF PROPERTIES. Borrower will maintain, preserve, protect and keep all properties used or useful in the conduct of its business in good repair, working order and condition, and from time to time make such repairs, renewals, replacements and improvements thereto as may be necessary or advisable to conduct such business.

     6.5 TAXES. Borrower will pay or cause to be paid when due, all taxes, assessments, governmental charges or levies imposed upon it or on any of its properties provided, however, Borrower shall have the right to contest such in good faith. Upon request, Borrower will furnish Bank with such documentation as Bank may require in order to establish and verify that all such taxes, assessments, charges or levies have been paid.

     6.6 INSURANCE. Borrower will keep its insurable properties insured by financially sound and reputable insurers reasonably satisfactory to Bank against such risks and in such amounts as is required by the Lease but at least to the extent customary with respect to like properties of companies conducting similar business. Borrower will maintain in full force and effect public liability and workmen's compensation insurance to the extent customary with respect to companies conducting similar businesses. All policies shall, subject to the rights of Borrower's Lessor and the Mortgagee of such Lessor, be endorsed in favor of Bank as beneficiary, mortgage loss payee, or as additional insured whichever is appropriate, which policy shall not be modified or cancelled without giving Bank at least thirty (30) days prior written notice thereof.

     The Borrower shall procure and forward to the Bank original paid up insurance policies or certificates of such policies from companies having the Best's rating of A-IX or higher with a company acceptable to Bank, licensed to do business in Louisiana, in amounts, in form and substance, and with expiration date acceptable to the Bank and containing a noncontributory standard mortgagee clause or its equivalent in a form satisfactory to the Bank, or the statutory mortgagee clause if any, required in any state where the Project is located, or a mortgagee's loss payable endorsement, in favor of the Bank, providing the following types of insurance on the Project:

          (i) PROPERTY HAZARD INSURANCE. Property hazard insurance, in each case affording insurance against loss or damage by fire, lightning, theft, sprinkler leakage, vandalism and malicious mischief and such other perils as are included in so-called "all risks" or "extended coverage" and against such other insurable perils as, under good insurance practices, from time to time are insured against for properties of similar character and location; such insurance to be not less than 100% of the full replacement cost of the Property without deduction for depreciation; said policy to contain replacement costs and stipulated value endorsements.

          (ii) FLOOD INSURANCE. Insurance against flood, not less than $10,000,000.00 or the full replacement cost of the Property or the maximum amount available, whichever is lesser.

          (iii) COMPREHENSIVE GENERAL AUTOMOBILE AND LIABILITY INSURANCE. Comprehensive public liability insurance with respect to the Property and the operations related thereto, whether conducted on or off the Property, against liability for personal injury (including bodily injury and death) and property damage, of not less than $1,000,000.00 per occurrence and in the aggregate, combined bodily injury and property damage; such comprehensive public liability insurance to be on a per occurrence basis and to specifically include but not be limited to water damage liability, products liability, motor vehicle liability for all owned and non-owned vehicles, including rented and leased vehicles, and contractual indemnification.

          (iv) BUSINESS INTERRUPTION. Business income loss insurance with coverage for at least six months.

          (v) OTHER INSURANCE. Such other insurance on the Property or any replacements or substitutions therefor and in such amounts as may from time-to-time be reasonably required by Bank against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the Property, its construction, location, use and occupancy, or any replacements or substitutions therefor.

     6.7 PAYMENT OF AMOUNTS DUE, ETC. Borrower and Guarantor will make all payments of interest on the Revolving Credit Note in accordance with the terms hereof and thereof and will observe, perform and comply with each of the covenants, terms and conditions contained herein, therein and in all other documents and instruments required hereby or incident or collateral hereto. Borrower and Guarantor will make all payments on account of principal required to be made in order to reduce the unpaid principal balance to the Maximum Revolving Credit Loan Amount.

     6.8 INFORMATION AND INSPECTION. Borrower and Guarantor will furnish to Bank from time to time with reasonable promptness, upon the request of Bank, full information pertinent to any covenant, provision or condition hereof or to any matter in connection with their business and, at all reasonable times and as often as Bank shall reasonably request, permit any authorized representative designated by Bank to visit and inspect any of their properties, including their books (and to make extracts therefrom), and to discuss their affairs, finances and accounts with their officers. Borrower and Guarantor will, in addition, furnish to Bank with reasonable promptness such financial information as is prepared regularly by Borrower or Guarantor on a monthly basis as Bank shall reasonably request.

     6.9 COMPLIANCE WITH AGREEMENT, ETC. Borrower and Guarantor will immediately advise Bank of any event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default or a default in the performance by Borrower or Guarantor of any covenant or agreement contained in any other agreement which is material to their businesses to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound. Borrower shall give Bank immediate notice of any notice of any default under the Lease.

     6.10 LEASE. Borrower shall maintain the Lease in full force and effect and shall not amend, alter or modify without the prior written consent of Bank. Borrower shall exercise its option to renew the Lease thirty (30) days prior to the required notice time period set forth in the Lease and shall deliver to Bank a duplicate original of the certified notice to exercise Borrower's option to extend the Lease within five (5) days of the date that it is mailed.

     6.11 FINANCIAL COVENANTS OF GUARANTOR.

          (a) FINANCIAL RATIOS. Guarantor covenants and agrees that until the Commitment Termination Date, Guarantor shall maintain at all times the following financial ratios and covenants:

                (i) TOTAL LIABILITIES TO TANGIBLE NET WORTH. The Guarantor's ratio of current liabilities plus the aggregate principal amount of consolidated long term debt of the Guarantor (including subsidiaries) to consolidated Tangible Net Worth shall equal 3.0 to 1.0 or less, tested quarterly.

                (ii) TANGIBLE NET WORTH.  A total Tangible Net Worth equal to or greater than $19,000,000.00 from the Effective Date until June 30, 1996. Thereafter a total Tangible Net Worth equal to or greater than $20,000,000.00 from July 1, 1996 until the Commitment Termination Date, tested quarterly.

          (b) DIVIDENDS. Guarantor shall have the right of distributing dividends and/or purchasing stock from operations in an aggregate amount not to exceed $1,500,000.00 in any fiscal year ("Dividend and Stock Purchase Allowance").

          (c) OPERATING CASH FLOW. Guarantor shall maintain at the end of each quarter, Operating Cash Flow equal to or greater than $2,000,000.00 for each preceding 12 month period.

     6.12 FINANCIAL COVENANTS OF BORROWER.

          (a) FINANCIAL RATIOS. Borrower covenants and agrees that until the Commitment Termination Date, Borrower shall maintain at all times the following financial ratios and covenants.

                (i) TOTAL LIABILITIES TO TANGIBLE NET WORTH. Borrower's ratio of current liabilities plus the aggregate principal amount of long term debt (including capitalized lease payables) plus the aggregate amount of indebtedness to Affiliates to Tangible Net Worth shall equal 2.1 to 1.0 or less, tested quarterly.

                (ii) TANGIBLE NET WORTH.  A total Tangible Net Worth equal to or greater than $5,000,000.00 until the Commitment Termination

                     Date, tested quarterly.

          (b) NET INCOME REQUIREMENT. For each year Borrower's Net Income before the 1 1/2% marketing fee shall equal or exceed $1,000,000.00.

          (c) Borrower shall be permitted to make intercompany transfers, said transfers to be limited to a maximum of Net Income plus Depreciation and advances under the Revolving Credit Loan minus Capital Expenditures and repayments under the Revolving Credit Loan. Upon the occurrence of an Event of Default and during its continuance, Borrower shall be prohibited from making any intercompany transfers without Bank's written approval which approval may be withheld in its sole determination.

          (d) Borrower shall be permitted to incur a maximum of $1,000,000.00 of additional debt arising from the capitalization of equipment leases for capital improvements which debt must be subordinate to Bank's lien.

          (e) Borrower may guarantee a maximum of $1,000,000.00 of Guarantor's debt.

          (f) Borrower shall be permitted to pay dividends to Guarantor unless an Event of Default occurs at which time Borrower shall thereafter be prohibited from paying dividends to Guarantor during the existence of an Event of Default.

     6.13 ADDITIONAL DOCUMENTATION. Borrower agrees to promptly cure any defects in the creation and issuance of the Revolving Credit Note and the execution and delivery of the Security Instruments and this 1995 Agreement. Borrower and Guarantor shall, at their expense, promptly execute and deliver to Bank upon Bank's reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Security Instruments and the 1995 Agreement, or to further evidence and more fully describe the collateral intended as security for the Revolving Credit Note, or to correct any omissions in the Security Instruments or any amendments thereto or in the 1995 Agreement, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

     6.14 CHANGES. The Borrower will not make any material changes in the improvements on the Property which alter the character of its business as carried on as of the date hereof, without the prior written approval of Bank.

     6.15 EXTERMINATING CONTRACT. Borrower shall obtain and maintain in force during the term of this 1995 Agreement a contract with a licensed exterminating company acceptable to Bank certifying that the Property is under the contract and that there is no active infestation from termites or other wood destroying organisms. In the event that any termite certificate shall disclose active termite or other infestation, such infestation shall not constitute a default under this covenant provided that any damages as a result thereof is being repaired diligently.

                                  ARTICLE VII.

                               NEGATIVE COVENANTS

     7.1 LIMITATION OF INDEBTEDNESS. Borrower covenants and agrees that during the term of this Revolving Credit Loan it will not incur, create, assume or in any manner become or be liable in respect of any indebtedness and Borrower will not guarantee or otherwise in any way become or be responsible for the obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan), for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

     (a)  the Revolving Credit Note or other indebtedness to Bank;

     (b) indebtedness consented to by Bank and subordinated to Bank and which shall not jeopardize payment of this Revolving Credit Loan;

     (c) liabilities, direct or contingent, of Borrower existing on the date of this 1995 Agreement which are reflected in the financial statements or have been disclosed to Bank in writing, and any renewals and extensions thereof;

     (d) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

     (e) taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

     (f) trade account payables and other similar indebtedness incurred in the ordinary course of business;

     (g)  intercompany transfers to Guarantor or Affiliate as set forth in
Section 6.12(c);

     (h)  equipment lease obligations described in Section 6.12(d);

     (i)  guaranty of Guarantor's debt described in Section 6.12(e).

     7.2 LIENS AND ENCUMBRANCES. Borrower will not create, incur, assume or permit to exist any mortgage or other lien upon any assets now owned or hereafter acquired by it, except:

     (a) liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     (b) liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor;

     (c) liens existing on property owned by Borrower on the date of this 1995 Agreement which have been disclosed to Bank in writing and any renewals and extensions thereof;

     (d) pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws;

     (e)  any liens created pursuant to this 1995 Agreement;

     (f) purchase money mortgages or encumbrances in the aggregate amount of $150,000.00;

     (g)  liens immaterial in amount;

     (h) liens expressly junior to the liens of Bank provided such junior liens do not exceed $1,000,000.00 and are for capital improvements.

     7.3 LOANS AND ADVANCES. Borrower will not make any loans, advances or investments to or with any third parties; provided, however, that Borrower may make loans or advances to employees or officers of Borrower, not exceeding $50,000.00 in the aggregate outstanding, and to Guarantor as provided in Section
6.12. Borrower also will not pay any salaries to any offsite officers but Borrower may pay annual management and marketing fees to Guarantor equal to 4 1/2% of revenues in accordance with present practices.

     7.4 DIVIDENDS, DISTRIBUTION, REDEMPTIONS. Guarantor shall not declare or pay any dividend of any kind whatsoever (other than stock dividends), purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, provided, however, that Guarantor may declare dividends and purchase its own shares as provided in Section 6.11. Guarantor shall report the number of shares so purchased and the price it paid for such shares.

     7.5 NATURE OF BUSINESS. Neither Borrower nor Guarantor will permit any material change to be made in the character of their business as carried on as of the date hereof.

     7.6 MERGERS, ETC. Neither Borrower nor Guarantor will merge or consolidate with or into any other corporation, nor will either of them sell, assign, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their capital assets (whether now owned or hereafter acquired) including the Property to any Person, without Bank's prior written consent, which consent may arbitrarily be withheld, nor shall Borrower or Guarantor adopt any plan of liquidation, except where Borrower merges with or conveys its assets to Guarantor and the surviving company assumes payment of the Revolving Credit Loan.

     7.7 OTHER AGREEMENTS. Borrower will not amend, change, alter or enter into any agreement that has a reasonable likelihood of materially adversely affecting Borrower's ability to comply with the terms and conditions of this 1995 Agreement and the repayment of the Revolving Credit Loan.

     7.8 SALE OF ACCOUNTS RECEIVABLE. The Borrower will not sell or transfer any of its accounts receivable, whether with or without recourse, except for third party consumer credit card transactions.

     7.9 TRANSACTIONS WITH AFFILIATES. Borrower will not enter into any transactions with any Affiliate, except on terms no less favorable to the Borrower than would be available in a bona fide arm's length transaction with a non-affiliated person or entity.

     7.10 ENVIRONMENTAL COMPLIANCE.  (a) Borrower represents and warrants that
(i) Borrower shall not cause nor to the best of its knowledge has the Property ever been used in a manner to violate any applicable federal, state and local environmental, health and safety statutes and regulations of every nature whatsoever, including without limitation, those regarding the presence and removal of asbestos-containing materials (said statutes and regulations are hereinafter collectively referred to as "Environmental Laws"), (ii) Borrower shall not permit the Property to be used, and represents to the best of its knowledge that the Property has never been used, for the generation, manufacture, refinement, production, storage, handling, transfer, processing or transportation of any hazardous or toxic substances or waste, any oil or pesticide or any asbestos-containing materials (except for customary materials incident to the normal operation of the Property, i.e., solvents, pesticides, cleaners, heating oil, etc. which shall be used in accordance with applicable law) and (iii) to the best of Borrower's knowledge the Property does not contain any underground storage tanks nor will Borrower install any underground storage tanks unless they are in full compliance with all environmental laws and regulations.

     (b) Borrower has never generated, stored, disposed of or otherwise handled any hazardous substance on the Property in any fashion contrary to applicable law and is, to the best of its knowledge, not aware of the generation, storage, disposal or other handling of any hazardous substance on the Property by anyone else in any fashion contrary to applicable law.

Borrower also is, to the best of its knowledge, not aware of the presence of any hazardous substance on the Property which may require remedial action under applicable law. Borrower, to the best of its knowledge, is not aware of any transformers or other equipment on the Property which contain PCBs.

     (c) Borrower shall give Bank immediate notice of the occurrence of any of the following events: (i) Borrower's knowledge of the failure of the Property to comply with any Environmental Law in any manner whatsoever; (ii) the receipt by Borrower or any tenant of any notice, complaint or order of violation or non-compliance of any nature whatsoever with regard to compliance of the Property with any Environmental Law; or (iii) any notice of a pending or, to Borrower's best knowledge, information and belief, threatened investigation regarding the compliance of any of the operations on the Property with the requirements of any Environmental Law.

     (d) Borrower agrees to defend, indemnify and hold harmless Bank and each and all of Bank's officers, directors, employees, attorneys and agents (collectively referred to as "Indemnities") from and against any and all losses (including, without limitation, diminution in value of the Property), liabilities (including, without limitation, strict liability), suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including, without limitation, fees and disbursements of counsel and consultants for such Indemnities), which may be paid, incurred or suffered by, or asserted against, an Indemnitee by any person or entity or governmental agency and arising directly or indirectly out of or in connection with (i) any matter, condition or act involving Environmental Law which arise from and after the date hereof, whether or not Borrower has knowledge of same or (ii) the breach by Borrower of any representation, warranty or covenant by Borrower contained in this Section 7.10.

     (e) The warranties and indemnities of Borrower, and the rights and remedies of Bank, under this Section 7.10 are in addition to and not in the limitation of any other warranties, indemnities, rights and remedies provided in this 1995 Agreement or otherwise at law or in equity and shall survive any foreclosure and sale of the Property and any conveyance thereof by deed in lieu of foreclosure, or the satisfaction or release, or assignment by Bank, of this 1995 Agreement.

                                  ARTICLE VIII.

                                     DEFAULT

     8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder and failure to cure such Event of Default within five (5) business days (or such other time periods as indicated hereinbelow) following written notice of such Event of Default shall, at Bank's option, relieve Bank of its obligations hereunder and shall immediately mature and make due and exigible the entire balance of funds under the Revolving Credit Loan up to the date of said

Event of Default;

     (a) The failure of Borrower or Guarantor to pay interest or principal on any Indebtedness after the same becomes due and payable, including without limitation on the Revolving Credit Loan under the terms of the Revolving Credit Note and this 1995 Agreement as and when same is due and payable whether at maturity or at a date fixed for the payment of any reduction in principal to comply with the Maximum Revolving Credit Loan Amount thereof or by acceleration or otherwise and such failure shall have remained unremedied for a period of five (5) days after Borrower or Guarantor shall have received notice of such Event of Default from Bank;

     (b) The failure of Borrower or Guarantor to observe or perform any of the obligations to be observed or performed by Borrower or Guarantor under the terms of this 1995 Agreement, the Revolving Credit Note or any one or more of them, including, but not limited to, the obligation set forth in Section 2.1(d). If the default is a nonmonetary default, Borrower or Guarantor shall have thirty
(30) days to cure the Event of Default;

     (c) The failure of Guarantor or Borrower to be in compliance with the financial covenants set forth in Section 6.11 and Section 6.12;

     (d) The failure of Borrower to maintain the insurance required under this 1995 Agreement, or any failure to pay any reasonable attorney's fee, recordation fee, appraisal fee, inspection fee, or other fee to be paid by Borrower hereunder;

     (e) Any representation or warranty by Borrower or Guarantor contained herein or in the Collateral Leasehold Mortgage, or any of the other Security Instruments shall at any time be or become incorrect, false, or misleading, or shall be breached, in any material respect and such representation or warranty is not remedied within 30 days of written notice from Bank;

     (f) Borrower or Guarantor shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) fail generally to pay its debts as they become due; (4) make a general assignment for the benefit of creditors; (5) be adjudicated as bankrupt, or insolvent; or (6) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors or to take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding;

     (g) If a court having jurisdiction shall enter a decree (i) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other such official for Borrower or

Guarantor or for any substantial part of its property; or (ii) ordering the winding up or liquidation of the affairs of Borrower or Guarantor, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

     (h) If any proceedings shall be instituted against Borrower or Guarantor under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect; and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days;

     (i) A final judgment for the payment of money not covered by insurance in excess of $50,000 shall be rendered against Borrower or Guarantor, and shall remain undischarged for a period of thirty (30) consecutive days and not be effectively stayed;

     (j) Borrower or Guarantor or any subsidiary of Guarantor shall fail to make when due, or within any applicable grace period, any payment of principal or interest required by any evidence of indebtedness for borrowed money, finance lease agreement, security agreement, or real estate mortgage held by any person other than Bank, or shall fail to comply with any other material provision of any such evidence of indebtedness, agreement or mortgage, document or instrument to which Borrower's or Guarantor's property is bound, which such failure shall be continuing without waiver or cure and which failure to make payment or to comply shall have a Material Adverse Effect on Borrower of Guarantor or any subsidiary of Guarantor;

     (k) Borrower knowingly violates any covenant or condition in any other agreement which creates or may create a Material Adverse Effect;

     (l) The revocation, withdrawal, material modification, withholding or expiration of any license, consent, or approval of any governmental agency or regulatory body required for the completion of Borrower's obligations under this 1995 Agreement;

     (m) The failure of Borrower or Guarantor to pay the Undisbursed Commitment Fee within 5 days of receipt of the Bank's invoice for said commitment; or

     (n) A default not cured or waived under the Lease shall be deemed to be an Event of Default.

     8.2 REMEDIES. Upon the occurrence of an Event of Default hereunder, Bank, at its option:

     (a) shall be relieved of any further obligation to Borrower under this 1995 Agreement, including without limitation its obligation to allow Borrower to reborrow from Bank pursuant to Article II hereof;

     (b) shall have the right to declare the Revolving Credit Note and any Security

Instruments to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived), and Bank may thereupon institute proceedings to collect same, including, but without limiting the generality of the foregoing, the right to institute foreclosure proceedings on the Collateral Leasehold Mortgage;

     (c) shall have the right and is hereby authorized to apply and/or set off any or all funds or balances on deposit in any accounts maintained by Borrower or Guarantor with Bank and any other funds now or hereafter belonging to Borrower or Guarantor and in the care, custody or control of Bank, to the payment of the Indebtedness;

     (d) shall have the right to take possession of any additional collateral which Bank may hold belonging to Borrower or Guarantor, if any, and convert same without the consent of Borrower or Guarantor, and use the proceeds of such collateral to pay any debt or expenses required to be paid by Borrower hereunder or apply such proceeds to the payment of or reduction of the Revolving Credit Loan; and

     (e) shall have the right to take nay action which in Bank's own judgment may be necessary or advisable in order to fulfill the obligations of Borrower or Guarantor under this 1995 Agreement. Any and all amounts expended by Bank in so doing shall constitute an additional indebtedness on the Revolving Credit Loan made hereunder to Borrower under this 1995 Agreement.

                                   ARTICLE IX.

                                 MISCELLANEOUS

     9.1 NOTICES. All notices required hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when received after being deposited in the United States mail by certified mail, return receipt requested, addressed to any party hereto at its address below stated, or at such other address of which it shall have notified the party giving such notice in writing. The respective addresses of the parties are as follows:

To Bank:        Hibernia National Bank
                313 Carondelet Street
                New Orleans, Louisiana 70130
                Attention: Hal Hopson
                National Accounts Officer

With copy to:   Chaffe, McCall, Phillips, Toler & Sarpy, L.L.P.
                2300 Energy Centre, 1100 Poydras Street
                New Orleans, Louisiana 70163-2300
                Attention: Kathleen S. Plemer

To Borrower
or Guarantor:   Royal Sonesta, Inc.
                Royal Sonesta Hotel
                300 Bourbon Street
                New Orleans, Louisiana 70130
                Attention: General Manager
          and
                Sonesta International Hotels Corporation
                200 Clarendon Street
                Boston, Massachusetts 02116
                Attention: Office of the Treasurer
          and
                Burns & Levinson
                125 Summer Street
                Boston, Massachusetts 02110
                Attention: Lawrence M. Levinson

     9.2 ENTIRE AGREEMENT - AMENDMENT. This 1995 Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and restates all prior written or oral agreements or understandings with respect thereto. Neither this 1995 Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but same may only be accomplished by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought.

     9.3 CUMULATIVE EFFECT. Each and every right, remedy and power granted Bank hereunder shall be cumulative and in addition to any other right, remedy or power held by Bank or now or hereafter existing in equity, at law, by statute or otherwise, and may be exercised by Bank, from time to time, concurrently or independently and as often and in such order as Bank may deem expedient.

     9.4 THIRD PARTY BENEFICIARIES. Nothing in this 1995 Agreement shall be deemed to create any rights in favor of any person, firm or corporation not a party hereto, and this 1995 Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party, except in the case of the permitted successors and/or assigns of the parties hereto.

     9.5 SUCCESSORS AND ASSIGNS. The provisions of this 1995 Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, subject only to the provisions of any applicable bankruptcy law, neither Borrower or Guarantor may assign or transfer any of its rights or obligations under this 1995 Agreement;

     9.6 SECTION HEADINGS. Section headings are inserted for convenience only and shall not affect any construction or interpretation of this 1995 Agreement.

     9.7 GOVERNING LAW. This 1995 Agreement, the Revolving Credit Note, the Security Instruments and all other documents required hereunder shall be governed by and construed in accordance with the laws of the State of Louisiana.

     9.8 WAIVER. In the event that Borrower shall at any time during the term of this 1992 Agreement not perform any of its obligations hereunder or fail to satisfy any of the conditions set forth herein, the fact that Bank shall not avail itself at that time of any remedy to which it may be entitled hereunder shall not constitute a waiver of any of the subsequent obligations of Borrower hereunder, and shall not prohibit Bank from demanding payment of the Revolving Credit Note at any time.

     9.9 INVALIDITY. In the event that any one or more of the provisions contained in this 1995 Agreement, the Revolving Credit Note, the Security Instruments or any of the other collateral documents executed in connection herewith shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this 1995 Agreement, the Revolving Credit Note, the Security Instruments or any of the other collateral documents.

     9.10 SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower and Guarantor herein not fully performed before the date of this 1995 Agreement shall survive such date. In addition, this 1995 Agreement shall continue in existence until the Indebtedness has been paid or discharged in full.

     9.11 SEVERABILITY. If any provision or provisions of this 1995 Agreement are found to be void or unenforceable, the remaining provisions of this 1995 Agreement and any agreements or instruments delivered pursuant hereto shall, nevertheless, be binding, and this 1995 Agreement and such agreements and instruments as shall be enforceable as if the void or unenforceable provision or provisions had not been included.

     9.12 ORIGINALS. This 1995 Agreement may be executed in multiple originals, each of which shall be deemed an original. In making proof of this 1995 Agreement for any reason, it shall not be necessary to produce more than one original.

     9.13 NO REPRESENTATIONS BY THE BANK. The Bank has no obligation in connection with the Property, except to advance proceeds as herein provided, and the Bank shall not be liable for the performance or non-performance or delay in performance of any contractor, subcontractor or supplier of materials, or for the quality of workmanship or materials, or for the failure to construct, complete, protect or insure the Property, or for the payment of any costs or expenses incurred in connection therewith, or for the performance or non-performance or delay in performance of any obligation of Borrower to the Bank. Any inspection by the

Bank of the Property, approval of any activities shall only be for the sole and separate benefit of the Bank for the purpose of protecting the security of the Bank, and the same shall in no way be construed as a representation that there is compliance on the part of the Borrower with its obligators or that any construction on the Property is free from faulty material or workmanship. The fact that the Bank makes such inspection shall not relieve Borrower from its duty to independently ascertain that any construction is being completed in accordance with the plans and specifications, and Borrower has no right to rely on any procedures required by the Bank.

     9.14 ESTOPPEL LETTER. Upon reasonable request of Borrower or Guarantor from time to time, Bank will provide a statement to Borrower or Guarantor of the amounts due under the Revolving Credit Loan and stating whether Bank is claiming that any default thereunder or Event of Default hereunder exists at that time. Nothing in this section shall relieve Borrower or Guarantor of their obligations under this 1995 Agreement.

     9.15 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION.

     (a) The Borrower and the Bank hereby waive trial by jury in any action or proceeding to which the Borrower and the Bank may be parties, arising out of or in any way pertaining to (i) the Note, (ii) this 1995 Agreement and (iii) any and all previous loan agreements and Security Instruments. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this 1995 Agreement. This waiver is knowingly, willingly and voluntarily made by the Borrower and the Bank, and the Borrower and the Bank hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrower and the Guarantor further represents that it has been represented in the signing of this 1995 Agreement and in the making of this waiver by counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

     (b) The Borrower hereby irrevocably consents to the jurisdiction of the State Courts of Louisiana and the Federal Courts in Louisiana, and agrees that any action or proceeding arising out of or brought to enforce the provisions of the note and/or any loan documents may be brought in any court having subject matter jurisdiction.

     IN WITNESS WHEREOF, the undersigned have executed this 1995 Agreement, in multiple original counterparts on the dates set forth below.

WITNESSES:                         ROYAL SONESTA, INC.

/S/ CLAUDIA A. BRENNAN             BY: /S/ PETER J. SONNABEND, V.P.
-----------------------------      -------------------------------

                                   DATE:
/S/ BOY A.J. VAN RIEL                        10/18/94
-----------------------------      -----------------------------

                                   SONESTA INTERNATIONAL HOTELS
/S/ CLAUDIA A. BRENNAN             CORPORATION
-----------------------------
/S/ BOY A.J. VAN RIEL              BY: /S/ PETER J. SONNABEND
                                      --------------------------
                                   DATE: 10/18/94
                                        ----------------------------

/S/ SHARON GUNN                    HIBERNIA NATIONAL BANK
-----------------------------
/S/ LYNDA GAZER
-----------------------------      BY:  /S/ HAL HOPSON
                                       -----------------------------

                                   DATE: 10/26/94
                                        ----------------------------